UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 4, 2012

SEACOR Holdings Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-12289	13-3542736
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2200 Eller Drive, Fort Lauderdale, Florida		33316
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code (954) 523-2200

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure.

On December 4, 2012, SEACOR Holdings Inc. (the “Company”) announced the Company’s proposed issuance of its convertible senior notes due 2027 to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Offering”). In conjunction with the Offering, the Company issued a preliminary offering circular dated December 4, 2012. The Company is furnishing in Exhibit 99.1 certain information under the captions “Summary—Summary Historical and Pro Forma Financial Information” and “Unaudited Pro Forma As Adjusted Financial Information” excerpted from the preliminary offering circular. Because not all of the information contained in the preliminary offering circular is included herein, certain cross references and defined terms may not appear in such Exhibit.

In accordance with General Instruction B.2 to Form 8-K, the information provided under this Item 7.01 and the information attached to this current report on Form 8-K as Exhibit 99.1, shall be deemed to be “furnished” and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended.

Item 8.01	Other Events.

On December 4, 2012, the Company issued a press release announcing the Offering. A copy of the press release is filed as Exhibit 99.2 hereto and is incorporated herein by reference.

On December 4, 2012, O’Brien’s Response Management, Inc., a wholly-owned subsidiary of the Company, issued a press release, a copy of which is filed as Exhibit 99.3 hereto and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

99.1	Supplemental Regulation FD Disclosure.

99.2	Press release issued on December 4, 2012.

99.3	Press release issued on December 4, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEACOR Holdings Inc.

By:	/s/ Richard Ryan
Name:	Richard Ryan
Title:	Senior Vice President and Chief Financial Officer

Date: December 4, 2012

EXHIBIT INDEX

Exhibit No.	Description

99.1	Supplemental Regulation FD Disclosure.

99.2	Press release issued on December 4, 2012.

99.3	Press release issued on December 4, 2012.